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                                                                       EXHIBIT 5

No. SD-001                                                 $103,092,800
CUSIP No. 004 40E AE7

                             ACE INA Holdings Inc.

       8.875% Junior Subordinated Deferrable Interest Debentures due 2029

     ACE INA Holdings Inc., a Delaware corporation (hereinafter called the "Company", which term includes any successor corporation under the Indenture referred to below), for value received, hereby promises to pay to Bank One Trust Company, National Association, as Property Trustee of ACE Capital Trust I, or registered assigns, the principal sum of One Hundred Three Million Ninety Two Thousand Eight Hundred Dollars ($103,092,800) on December 31, 2029 (the "Maturity Date") unless redeemed prior thereto in accordance with the provisions hereof; provided, that the Company may extend the Maturity Date subject to certain conditions specified in Section 3.14 of the Indenture, which extended Maturity Date shall in no case be later than December 31, 2048. The Company further promises to pay interest thereon from December 20, 1999 or from the most recent interest payment date to which interest has been paid or duly provided for, payable quarterly (subject to deferral as set forth herein) in arrears on March 31, June 30, September 30 and December 31 of each year (each, an "Interest Payment Date"), commencing March 31, 2000, at the rate of 8.875% per annum, [until the principal hereof shall become due and payable,] plus Additional Interest, if any, until the principal hereof is paid or duly provided for or made available for payment and on any overdue principal and (without duplication and to the extent that such interest is enforceable under applicable law) on any overdue installment of interest at the rate of 8.875% per annum, compounded quarterly.

     Interest on this Debenture shall be computed on the basis of a 360-day year of twelve 30-day months. If any Interest Payment Date or the Maturity Date falls on a day that is not a Business Day, the required payment shall be made on the next succeeding Business Day, except that, if the next Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case, with the same force and effect as if it were made on the date such payment was due and no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date or the Maturity Date, as the case may be, to such next Business Day. "Business Day" means any day, other than a Saturday, Sunday or other day on which banking institutions in The City of New York [or Wilmington, Delaware] are authorized or obligated by law, regulation or executive order to close.

     The interest so payable and punctually paid or duly provided for on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on the Business Day next preceding such Interest Payment Date. Any such interest which is payable, but is not punctually paid or duly provided for, on any Interest Payment Date shall forthwith cease to be payable to the registered Holder hereof on the relevant Regular Record Date by virtue of having been such Holder, and may be paid to the Person in whose name this Debenture (or one or more Predecessor Securities) is registered at the close of business on a subsequent Special Record Date (which shall be at least 10 days before the payment date) for the payment of such defaulted interest to be fixed by the Company, notice whereof shall be given to the Holders of Debentures of this series not less than 10 days prior to such Special Record Date, or may be paid at any time
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in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Debentures may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture.

     As long as no Event of Default under the Indenture has occurred or is continuing, the Company shall have the right at any time during the term of this Debenture, from time to time, to defer payment of interest on such Debenture for up to twenty (20) consecutive quarters with respect to each deferral period (each an "Extension Period"), during which Extension Periods the Company shall have the right to make partial payments of interest on any Interest Payment Date, and at the end of which the Company shall pay all interest then accrued and unpaid (together with Additional Interest thereon to the extent permitted by the applicable law); provided, that during any such Extension Period, each of the Company and the Guarantor (as defined below) shall not, and shall not permit any of its Subsidiaries to (i) declare or pay any dividends or distributions or redeem, purchase, acquire or make a liquidation payment with respect to, any of the outstanding capital stock of the Company or the Guarantor, as the case may be, or (ii) make any payment of principal of, interest or premium, if any, on or repay, repurchase or redeem any debt security of the Company or the Guarantor that ranks junior in interest to this Debenture or the Guarantee, as the case may be, or make any guarantee payments with respect to any guarantee by the Company or the Guarantor of the debt securities of any subsidiary of the Company or the Guarantor, as the case may be, if such guarantee ranks junior in interest to the Debentures or the Guarantee, as the case may be, (other than (a) dividends or distributions on the capital stock of the Company paid or made to the Guarantor and dividends or distributions in Common Stock of the Company or ordinary shares of the Guarantor, as the case may be, (b) redemptions or purchases of any rights outstanding under a shareholder rights plan of the Company or the Guarantor, as the case may be, or any successor to such rights plan, or the declaration of a dividend of such rights or the issuance of stock under such plans in the future, (c) payments under any Preferred Securities Guarantee issued by the Guarantor or the Guarantee, as the case may be, and (d) purchases of Common Stock or ordinary shares related to the issuance of Common Stock or ordinary shares under any benefit plans of the Company or the Guarantor, as the case may be, for its respective directors, officers or employees). Prior to the termination of any such Extension Period, the Company may further extend the interest payment period, provided that no Extension Period shall exceed 20 consecutive quarters or extend beyond the Maturity of this Debenture. Upon termination of any Extension Period and upon the payment of all accrued and unpaid interest and any Additional Interest then due, the Company may elect to begin a new Extension Period, subject to the above requirements. No interest shall be due and payable during an Extension Period, except at the end thereof.

     The Company shall give the Holder of this Debenture and the Trustees notice of its election to begin any such Extension Period at least one Business Day prior to the earlier of (i) the date the Distributions on the Preferred Securities are payable or (ii) the date the administrative trustees are required to give notice to any securities exchange or other applicable self-regulatory organization or to holders of such Preferred Securities of the record date or the date such Distributions are payable, but in any event not less than one Business Day prior to such record date.

     Payment of the principal of and the interest on this Debenture will be made at the office or agency of the Company and the Guarantor maintained for that purpose in The Borough of

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Manhattan, The City of New York, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company or the Guarantor, interest may be paid (i) by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register or (ii) by wire transfer in immediately available funds at such place and to such account as may be designated by the Person entitled thereto as specified in the Securities Register.

     The indebtedness evidenced by this Debenture is, to the extent provided in the Indenture, subordinate and subject in right of payments to the prior payment in full of all Senior Indebtedness, and this Debenture is issued subject to the provisions of the Indenture with respect thereto. Each Holder of this Debenture, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on its behalf to take such actions as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee its attorney-in-fact for any and all such purposes. Each Holder hereof, by its acceptance hereof, waives all notice of the acceptance of the subordination provisions contained herein and in the Indenture by each holder of Senior Indebtedness, whether now outstanding or hereafter incurred, and waives reliance by each such holder upon said provisions.

     This Debenture is one of a duly authorized issue of securities of the Company (herein called the "Debentures"), fully and unconditionally guaranteed as to payment of principal, premium, if any, and interest by ACE Limited, a Cayman Islands company (the "Guarantor"), to be issued under a Subordinated Indenture, dated as of December 1, 1999 (herein called, together with all indentures supplemental thereto, the "Indenture"), among the Company, the Guarantor and Bank One Trust Company, National Association, as Trustee (herein called the "Trustee", which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Guarantor, the Trustee and the Holders of the Debentures, and of the terms upon which the Debentures are, and are to be, authenticated and delivered. This Debenture is one of the series designated on the face hereof, initially limited (subject to exceptions provided in the Indenture) to the aggregate principal amount specified in the Officers' Certificate, dated December 20, 1999 (the "Officers' Certificate"), establishing the terms of the Debentures pursuant to the Indenture.

     On or after December 31, 2004, the Company may at any time, at its option, subject to the terms and conditions of Article Eleven of the Indenture, redeem this Security in whole at any time or in part from time to time, without premium or penalty, at a redemption price equal to 100% of the principal amount thereof plus the accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

     If a Special Event in respect of ACE Capital Trust I shall occur and be continuing, the Company may, at its option, redeem this Security within 90 days of the occurrence of such Special Event, in whole but not in part, subject to the provisions of Section 11.8 and the other provisions of Article Eleven of the Indenture. The redemption price for any Security so redeemed shall be equal to 100% of the principal amount thereof plus accrued and unpaid interest, including Additional Interest, if any, to the date fixed for redemption.

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     In the event of redemption of this Debenture in part only, a new Debenture or Debentures of this series for the unredeemed portion hereof will be issued in the name of the Holder hereof upon the cancellation hereof.

     If an Event of Default with respect to the Debentures shall occur and be continuing, the principal of the Debentures may be declared due and payable in the manner and with the effect provided in the Indenture, provided that the payment of principal (and premium, if any) and interest on such Debentures shall remain subordinated to the extent provided in Article Sixteen of the Indenture.

     The Indenture contains provisions permitting, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company or the Guarantor and the rights of the Holders of the Securities of each series issued under the Indenture at any time by the Company, the Guarantor and the Trustee with the written consent of the Holders of not less than a majority in aggregate principal amount of the Securities at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders of specified percentages in aggregate principal amount of the Securities of any series at the time Outstanding, on behalf of the Holders of all Securities of such series, to waive compliance by the Company or the Guarantor with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Debenture shall be conclusive and binding upon such Holder and upon all future Holders of this Debenture and of any Debentures issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Debenture.

     No reference herein to the Indenture and no provision of this Debenture or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Debenture, at the times, place and rate, and in the coin or currency, prescribed herein and in the Indenture.

     As provided in the Indenture and subject to certain limitations set forth therein and in this Debenture, the transfer of this Debenture may be registered on the Security Register upon surrender of this Debenture for registration of transfer at the office or agency of the Company and the Guarantor maintained for that purpose in any place where the principal of and interest on this Debenture are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder hereof or by its attorney duly authorized in writing, and thereupon one or more new Debentures of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

     The Debentures are issuable [only in registered form without coupons] in the denominations specified in the Officers' Certificate establishing the terms of the Debentures, all as more fully provided in the Indenture and such Officers' Certificate. As provided in the Indenture and in such Officers' Certificate, and subject to certain limitations set forth in the Indenture, such Officers' Certificate and in this Debenture, the Debentures are exchangeable for a like aggregate principal amount of Debentures of this series in different authorized denominations, as requested by the Holders surrendering the same.

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     No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith, other than in certain cases provided in the Indenture.

     Prior to due presentment of this Debenture for registration of transfer, the Company, the Guarantor, the Trustee and any agent of the Company, the Guarantor or the Trustee may treat the Person in whose name this Debenture is registered as the owner hereof for all purposes, whether or not this Debenture be overdue, and neither the Company, the Guarantor, the Trustee nor any such agent shall be affected by notice to the contrary.

     The Indenture contains provisions whereby (i) the Company and the Guarantor may be discharged from their obligations with respect to the Debentures (subject to certain exceptions) or (ii) the Company and the Guarantor may be released from their obligations under specified covenants and agreements in the Indenture, in each case if the Company or the Guarantor irrevocably deposits with the Trustee money or Government Obligations, or a combination thereof, in an amount sufficient, without consideration of any reinvestment, to pay and discharge the entire indebtedness on all Debentures of this series, and satisfies certain other conditions, all as more fully provided in the Indenture.

     This Debenture shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements and instruments made and to be performed wholly within such State.

     All terms used in this Debenture without definition that are defined in the Indenture or in the Amended and Restated Trust Agreement, dated as of December 20, 1999 (the "Trust Agreement"), among the Company and the Trustees named therein, shall have the meanings assigned to them in the Indenture or the Trust Agreement, as the case may be.

                  [Remainder of Page Intentionally Left Blank]

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     Unless the Certificate of Authentication hereon has been executed by or on behalf of the Trustee under the Indenture by the manual signature of one of its authorized officers, this Debenture shall not be entitled to any benefits under the Indenture or be valid or obligatory for any purpose.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated: December 20, 1999

                              ACE INA HOLDINGS INC.

[SEAL]

                              By:______________________________
                              Name:
                              Title:

Attest:

By:___________________________
Name:
Title:

                         CERTIFICATE OF AUTHENTICATION

     This is one of the Debentures issued under the Indenture described herein.

                              BANK ONE TRUST COMPANY, NATIONAL ASSOCIATION, as Trustee

                              By:______________________________
                              Name:
                              Title:

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                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   --   as tenants in common
TEN ENT   --   as tenants by the entireties
JT TEN    --   as joint tenants with right of survivorship and not as tenants in common
UNIF GIFT MIN ACT   --   ________________________
                                (Minor)

            Custodian    ________________________
                                 (Cust)

Under Uniform Gifts to Minors Act  ________________________
                                           (State)

     Additional abbreviations may also be used though not in the above list.

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     FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

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[PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE]


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[PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF ASSIGNEE]



the within Debenture and all rights thereunder, hereby irrevocably constituting and appointing__________________________________________________to transfer said
Debenture on the books of the Company with full power of substitution in the premises.

Dated: _____________________

Signature: _____________________

Notice: The signature to this assignment must correspond with the name as it appears upon the face of the within Debenture in every particular, without alteration or enlargement or any change whatsoever.

Signature Guaranty: __________________________________________________________

                    Signatures must be guaranteed by an "eligible guarantor institution" meeting the requirements of the Trustee, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Trustee in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

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